UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2011

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34133	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054

(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

GT Solar International, Inc. (the “Company”) entered into an amendment, dated June 29, 2011 (the “Amendment”) to its Credit Agreement, dated as of December 13, 2010 (the “Credit Agreement”), with Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (“Credit Suisse”) and the other lenders party thereto.

The Amendment made certain changes to the Credit Agreement, including (i) permitting the Company and its subsidiaries to cash collateralize letters of credit, and allowing liens to be placed on the cash and accounts utilized in connection with such cash collateralization, without any obligations in respect of such letters of credit being considered indebtedness for purposes of the Company’s financial ratios or available debt or lien capacity in the Credit Agreement and (ii) allowing the Company’s foreign subsidiaries to incur up to $100,000,000 of indebtedness for working capital purposes (formerly this amount was $25,000,000) and permitting the Company to provide an unsecured guarantee in connection with such indebtedness.

The Amendment also includes various representations and other provisions customary for a transaction of this nature. The foregoing is a summary and description of the material provisions of the Amendment. This summary is not intended to be complete and is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1                           Amendment No. 2 to Credit Agreement dated June 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ HOIL KIM
Date:	July 6, 2011	Hoil Kim
Vice President, Chief Administrative Officer and General Counsel